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                                                                    EXHIBIT 10.3

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                                 AMENDMENT NO. 4

                                       TO

                             1994 STOCK OPTION PLAN


         The 1994 Stock Option Plan (the "Plan") of Security Dynamics Technologies, Inc. is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

         A new Section 8A shall be inserted after Section 8 to read in its entirety as follows:

         "8A.  DEFERRAL.

               An optionee who is a participant in a deferred compensation plan established by the Company may elect, with the permission of the Board of Directors and in accordance with rules established by the Board of Directors, to defer the receipt of any shares of Common Stock issuable upon the exercise of an option provided that such election is irrevocable and made at least that number of days prior to the exercise of the option which shall be determined by the Board of Directors. The optionee's account under such deferred compensation plan shall be credited with a number of stock units equal to the number of shares so deferred."

         Except as aforesaid, the Plan shall remain in full force and effect.


                          Adopted by the Board of Directors on January 22, 1998